EXHIBIT (10)(62)

FORM OF
COMMISSION AGREEMENT

This Agreement is entered into as of this 29th day of June, 2011 by and between Attitude Drinks Incorporated (hereinafter “Company”) with a principal place of business at 10415 Riverside Drive, Suite 101, Palm Beach Gardens, FL 33410 and Sports Identity, Inc. (hereinafter “SID”), a Massachusetts-based corporation, located at 219 Dexter Avenue, Watertown, MA 02472.

Whereas, Company hired SID to broker a Partnership with Paul Pierce of the Boston Celtics (hereinafter “Athlete”) and his charity, The Truth Fund (hereinafter the “Foundation”), for a Cause Marketing Endorsement (hereinafter “Campaign”) to promote Company’s new product, Phase III Recovery Drink (hereinafter “Product”).

Now therefore, in consideration of their mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereby agree as follows:

1.	SERVICES EXECUTED & TO BE PROVIDED
a.	SID secured Athlete and Foundation for a Cause Marketing Endorsement Partnership according to the terms outlined in CAUSE MARKETING ENDORSEMENT PARTNERSHIP AGREEMENT # P3PPTTF.62911.
b.	Both Company and SID agree to adhere to the terms set forth in CAUSE MARKETING ENDORSEMENT PARTNERSHIP AGREEMENT # P3PPTTF.62911.
c.
Upon commencement of the Partnership between “Athlete & Foundation” and Company, SID agrees to assist Company in carrying out tasks related to the campaign such as assisting in setting up and attending production shoots and appearance(s).

2.	CONSIDERATION
a.	In full consideration for rights granted and the services to be performed, Company agrees to pay SID commission fees as follows:
i.	15% value of the total cash payment to Athlete/Foundation as outlined in CAUSE MARKETING ENDORSEMENT PARTNERSHIP AGREEMENT # P3PPTTF.62911.
1.	The total cash commission shall be in the amount of Nine Thousand ($9,000.00) U.S. Dollars and paid in Three (3) installments via checks payable to Sports Identity, Inc. (tax ID: 20-0095259).
a.	Installment #1 in the amount of Five Thousand ($5,000.00) U.S. Dollars shall be due upon execution of CAUSE MARKETING ENDORSEMENT PARTNERSHIP AGREEMENT # P3PPTTF.62911.
b.	Installment #2 in the amount of Two Thousand ($2,000.00) U.S. Dollars shall be due on or before October 5, 2011.
c.	Installment #3 in the amount of Two Thousand ($2,000.00) U.S. Dollars shall be due on or before November 5, 2011.
ii.	10% value of the total stock consideration provided to Athlete as outlined in CAUSE MARKETING ENDORSEMENT PARTNERSHIP AGREEMENT # P3PPTTF.62911.
1.	The total stock commission shall be in the amount of Nine Thousand ($9,000.00) U.S. Dollars worth of Attitude Drinks Incorporated (ATTD) stock.
a.	Stock shall be valued at Two Cents ($0.02) per share for a total of Four Hundred Fifty Thousand (450,000) shares.
b.	Stock shall be issued upon execution of CAUSE MARKETING ENDORSEMENT PARTNERSHIP AGREEMENT # P3PPTTF.62911.

3.	COUNTERPARTS
a.
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.  This Agreement may be executed and delivered by confirmed electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

4.	SEVERABILITY
a.
Every provision of this Agreement is severable.  If any term or provision is held to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the validity of the remainder of this Agreement or any other provision.

5.	APPLICABLE LAW
a.
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the citizenship or domicile of any of the parties hereto.  In the event a dispute arises under this agreement which despite good faith efforts of both parties cannot be resolved, such dispute shall be submitted to binding arbitration and resolved by a single arbitrator located in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association that are then in effect.  The award or decision rendered by the arbitrator shall be final, binding, and conclusive and judgment may be entered upon such award by any court within the Commonwealth.

6.	TERMS OF AGREEMENT CONFIDENTIAL
a.
It is hereby agreed that the specific terms and conditions of this Agreement including, but not limited to, the financial terms, are strictly confidential and shall not be divulged to any third parties without the prior written consent of both Company and Athlete, unless otherwise required by law.

AGREED AND ACCEPTED:

Sports Identity, Inc.:

 /S/ Derek Boyle                                           10/17/11
Derek Boyle - President                               Date

Attitude Drinks Incorporated:

 /S/ Roy Warren                                           10/14/11
Roy Warren - CEO                                       Date